UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52771	20-5510104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1326 Schofield Avenue
Schofield, WI 54476
(Address of principal executive offices)

(715) 359-6373
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 11, 2012, Puramed Bioscience Inc. (the “Company”) finalized a committed equity facility (the “Equity Facility”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), whereby the parties entered into (i) a committed equity facility agreement (the “Equity Agreement”) and (ii) a registration rights agreement (the “Registration Rights Agreement”).

Committed Equity Facility Agreement

On July 11, 2012, the Company entered into the Equity Agreement with TCA.  Pursuant to the terms of the Equity Agreement, for a period of twenty-four (24) months commencing on the effective date of the Registration Statement (as defined herein), TCA shall commit to purchase up to two million dollars ($2,000,000) of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to Advances (as defined below), covering the Registrable Securities (as defined below).  The purchase price of the Shares under the Equity Agreement is equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock during the five (5) consecutive trading days after the Company delivers to TCA an Advance notice in writing requiring TCA to advance funds (an “Advance”) to the Company, subject to the terms of the Equity Agreement.

The “Registrable Securities” include (i) the Shares; and (ii) any securities issued or issuable with respect to the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

As further consideration for TCA entering into and structuring the Equity Facility, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of one hundred and fifteen thousand dollars ($115,000) (the “Facility Fee Shares”).  It is the intention of the Company and TCA that the value of the Facility Fee Shares shall equal $115,000.  In the event the value of the Facility Fee Shares issued to TCA does not equal $115,000 after a ninth month evaluation date, the Equity Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued.

Registration Rights Agreement

On July 11, 2012 (the “Closing Date”), the Company entered into the Registration Rights Agreement with TCA.  Pursuant to the terms of the Registration Rights Agreement, the Company will use its commercially reasonable best efforts to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to cover the Registrable Securities no later than 45 days from the Closing Date (the “Filing Deadline”).  In the event the Registration Statement is not declared effective by the SEC by a date that is no later than one hundred fifty (150) days from the earlier to occur of: (A) the date the Registration Statement is filed; or (B) the Filing Deadline, the Company will be subject to certain penalties as further detailed in the Registration Rights Agreement.

The above descriptions of the Equity Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the document themselves.

Item 3.02  Unregistered Sales of Equity Securities

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Equity Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Committed Equity Facility Agreement, dated June 29, 2012, by and between Puramed Bioscience Inc. and TCA Global Credit Master Fund LP *

10.2	Registration Rights Agreement, dated June 29, 2012, by and between Puramed Bioscience Inc. and TCA Global Credit Master Fund LP *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE INC.

Date: July 17, 2012	By:	/s/ Russell W. Mitchell
Name: Russell W. Mitchell
Title: Chief Executive Officer